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                                                                   Exhibit 3.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/19/1997
971441774 - 2391238

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             DADE INTERNATIONAL INC.

                      ************************************
                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                                STATE OF DELAWARE
                       **********************************

          Steven W. Barnes, being the President of Dade International Inc., a corporation organized and existing under any and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions. The resolutions setting forth the proposed amendment is as follows:

          RESOLVED, effective JANUARY 1, 1998 and subject to the approval of the sole stockholder, Article 1 of the Certificate of Incorporation of Dade International Inc. be amended so that, as amended, Article I shall read as follows:

          "1. THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN
              IS DADE BEHRING INC."

          FURTHER RESOLVED, that this amendment be submitted to the sole stockholder for approval and adoption; and

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, and upon written consent of the sole stockholder of said Corporation, with notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, as required by statue was voted in favor of the amendments.

                                        1
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          THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 18th day of December 1997.

                                                        DADE INTERNATIONAL INC.
                                                        a Delaware Corporation


                                                        /s/ Steven W. Barnes
                                                        ------------------------
                                                        Steven W. Barnes
                                                        President

                                        2

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/06/1994
944080341 - 2391238

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


DADE DIAGNOSTICS INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

           RESOLVED, that the Certificate of Incorporation of DADE DIAGNOSTICS INTERNATIONAL INC. be amended by changing the ARTICLE ONE thereof, so that, as amended, said ARTICLE shall read as follows:

           "ARTICLE ONE: The name of the Corporation is:
                            DADE INTERNATIONAL INC."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said DADE DIAGNOSTICS INTERNATIONAL INC. has caused this certificate to be signed by Scott T. Garrett, its President and attested by A.F. Staubitz, its Secretary, on April 28, 1994.

                                             DADE DIAGNOSTICS INTERNATIONAL INC.


                                             By: /s/ Scott T. Garrett
                                                 ------------------------------
                                                 Scott T. Garrett
                                                 President

ATTEST:

By: /s/ A.F. Staubitz
    ----------------------
    A.F. Staubitz
    Secretary

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 04/08/1994
944059506 - 2391238


                          CERTIFICATE OF INCORPORATION
                                       OF
                       DADE DIAGNOSTICS INTERNATIONAL INC.


1.   The name of the corporation is:

                       DADE DIAGNOSTICS INTERNATIONAL INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5A.  The name and mailing address of the incorporator is:

                              John F. Gaither, Jr.
                          Baxter Healthcare Corporation
                               One Baxter Parkway
                            Deerfield, Illinois 60015

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5B.  The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders and until a successor is elected and qualified is as follows:

                              John F. Gaither, Jr.
                          Baxter Healthcare Corporation
                               One Baxter Parkway
                            Deerfield, Illinois 60015


                                Scott T. Garrett
                          Baxter Healthcare Corporation
                               One Baxter Parkway
                            Deerfield, Illinois 60015


                               Arthur F. Staubitz
                          Baxter Healthcare Corporation
                               One Baxter Parkway
                            Deerfield, Illinois 60015


I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have executed this certification on April 6, 1994.

                                                  By: /s/ John F. Gaither, Jr.
                                                      -------------------------
                                                      John F. Gaither, Jr.